UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023

PARTS ID, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38296	81-3674868
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Corporate Drive

Suite C

Cranbury, New Jersey 08512
(Address of principal executive offices, including zip code)

609-642-4700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ID	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, in connection with the transactions contemplated by that certain Loan and Security Agreement, dated as of October 21, 2022, as amended by that Amendment to Loan and Security Agreement, dated as of February 22, 2023 and as further amended by that Second Amendment to Loan and Security Agreement, dated as of June 16, 2023 (collectively, the “JGB Loan Agreement”), with JGC Capital, LP (“JGB Capital”), JGB Partners, LP (“JGB Partners”) and JGB (Cayman) Glenegedale Ltd. (“JGB Cayman” and collectively with JGB Capital and JGB Partners, the “Lenders”) and JGB Collateral, LLC, in its capacity as collateral agent for the Lenders (the “Agent”), PARTS iD, Inc., a Delaware corporation (the “Company”) issued to the Lenders a warrant (the “Warrant”) to purchase 1,000,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”).

On July 17, 2023, the Company received notice from the Lenders to exercise the Put Right (as defined in the Warrant) to require the Company to purchase the Warrant from the Holder for a purchase price equal to $0.35 (subject to appropriate adjustment for any stock split, stock dividend, stock combination, reverse stock split or similar event) per share of Common Stock issuable upon exercise of the Warrant, for a total purchase price of $350,000 (the “Purchase Price”). After due discussions between the Company and the Lenders, an agreement was reached wherein the Company will pay the Purchase Price to the Lenders on or before August 15, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2023

PARTS ID, INC.

By:	/s/ Lev Peker
	Name:	Lev Peker
	Title:	Chief Executive Officer

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